UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CervoMed Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CervoMed Inc.
20 Park Plaza, Suite 424
Boston, Massachusetts 02116

April 29, 2024

Dear Fellow Stockholders:

We are pleased to invite you to join us for the CervoMed Inc. 2024 Annual Meeting of Stockholders to be held on Friday, June 14, 2024, at 1:00 p.m., Eastern Time. The Annual Meeting will be conducted as a virtual meeting hosted by means of a live webcast. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. You or your proxyholder will be able to attend the Annual Meeting online, vote, and submit questions by following the instructions provided in the accompanying Notice Regarding the Availability of Proxy Materials and proxy statement.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by completing, signing, dating, and returning your proxy card, by using Internet or telephone voting as described in the accompanying proxy statement, or by following the other instructions for voting on the accompanying Notice Regarding the Availability of Proxy Materials.

At the annual meeting, eight persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, and approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2023. Such other business will be transacted as may properly come before the annual meeting.

On behalf of the Board of Directors and management of CervoMed Inc., it is my pleasure to express our appreciation for your support.

Sincerely,

/s/ John Alam, M.D.

John Alam, M.D.
President & Chief Executive Officer

Your vote is important. Please exercise your right to vote as soon as possible by completing, signing, dating, and returning your proxy card, by using Internet or telephone voting as described in the accompanying proxy statement, or by following the other instructions for voting on the accompanying Notice Regarding the Availability of Proxy Materials.

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

20 PARK PLAZA, SUITE 424

BOSTON, MA 02116

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 14, 2024

To the Stockholders of CervoMed Inc.:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of CervoMed Inc., a Delaware corporation, will be held virtually on Friday, June 14, 2024 at 1:00 p.m. Eastern Time by means of a live webcast for the following purposes:

1.	To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024;

3.	To approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2023, as disclosed in the accompanying proxy statement; and

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

You will be able to submit questions in advance of the meeting, listen to the meeting live, and vote online. To access and participate in the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the applicable instructions provided in the proxy statement that follows.

The meeting webcast will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the number on the virtual meeting portal landing page for assistance. For additional information on how you can attend and participate in the Annual Meeting, please see the instructions beginning on page 1 of the accompanying proxy statement. As the Annual Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Only stockholders of record at the close of business on April 29, 2024, will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available beginning June 4, 2024, the date which is ten days prior to the date of the meeting, during normal business hours for examination by any stockholder registered on CervoMed Inc.’s stock ledger as of the record date for any purpose germane to the meeting.

By Order of the Board of Directors, /s/ William Elder William Elder General Counsel & Corporate Secretary

April 29, 2024
Boston, Massachusetts

INTRODUCTORY NOTES

Note Regarding Company References and Other Defined Terms

As previously disclosed in our Current Report on Form 8-K filed on August 17, 2023 with the SEC, on August 16, 2023, the Delaware corporation formerly known as “Diffusion Pharmaceuticals Inc.” completed a merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger, dated March 30, 2023 (the “Merger Agreement”) by and among Diffusion Pharmaceuticals Inc. (“Diffusion”), Dawn Merger Inc., a wholly-owned subsidiary of Diffusion (“Merger Sub”) and EIP Pharma, Inc. (“EIP”), pursuant to which Merger Sub merged with and into EIP, with EIP surviving the Merger a wholly-owned subsidiary of Diffusion (the “Merger”). Additionally, on August 16, 2023, Diffusion changed its name from “Diffusion Pharmaceuticals Inc.” to “CervoMed Inc.”

Prior to the Effective Time (as defined below), in connection with the transactions contemplated by the Merger Agreement, Diffusion effected a reverse stock split of the Company’s common stock, par value $0.001 per share (“common stock”), at a ratio of 1-for-1.5 (the “Reverse Stock Split”). At the Effective Time, each outstanding share of EIP capital stock was converted into the right to receive 0.1151 shares of Company common stock.

For accounting purposes, the Merger is treated as a reverse recapitalization under U.S. generally accepted accounting principles and EIP is considered the accounting acquirer. Accordingly, EIP’s historical results of operations are deemed the Company’s historical results of operations for all periods prior to the Merger and, for all periods following the Merger, the results of operations of the combined company will be included in the Company’s financial statements. Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by EIP.

Accordingly, unless the context otherwise requires, all references in this proxy statement to (i) “CervoMed,” the “Company,” “we,” “our,” or “us,” refer to Diffusion for all dates and periods prior to August 16, 2023 and to the business of CervoMed Inc. for all dates and periods subsequent to (and including) August 16, 2023 and (ii) “common stock” refers to the common stock, par value $0.001 per share, of the Company, after giving effect to the Reverse Stock Split. Historical share and per share figures of EIP have been retroactively restated based upon the Exchange Ratio of 0.1151.

We have also used several other defined terms in this proxy statement, many of which are explained or defined below:

Term	Definition
2015 Equity Plan	CervoMed Inc. 2015 Equity Incentive Plan, as amended
2018 Equity Plan	CervoMed Inc. 2018 Employee, Director and Consultant Equity Incentive Plan, as amended
2020 Notes	the previously outstanding convertible promissory notes of EIP, dated as of December 4, 2020, as amended
2021 Notes	the previously outstanding convertible promissory notes of EIP, dated as of December 10, 2021, as amended
2024 Private Placement

our private placement of an aggregate of 2,532,285 units, each consisting of (i) (A) one share of common stock or (B) one Pre-Funded Warrant in lieu thereof and (ii) one Series A Warrant, for aggregate gross proceeds of up to approximately $149.4 million, announced March 28, 2024, and completed on April 1, 2024

401(k) Plan	CervoMed Inc. 401(k) Defined Contribution Plan
Alpine Rewards	Alpine Rewards LLC, outside independent consultant to the Compensation Committee
Annual Meeting	the 2024 Annual Meeting of Stockholders of the Company
Annual Report	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024
ASC	Accounting Standard Codification of the Financial Accounting Standards Board

Audit Committee	the Audit Committee of the Board
Boger Trust	the Joshua S. Boger 2021 Trust DTD 12/09/2021
Board	the board of directors of the Company
Bylaws	the Bylaws, as amended, of the Company
Compensation Committee	the Compensation Committee of the Board
Computershare	Computershare, Inc., our transfer agent
Effective Time	the effective time of the Merger on August 16, 2023
EIP Common Stock	the common stock, par value $0.001, of EIP issued and outstanding prior to the Merger
EIP Convertible Notes	collectively, the 2020 Notes and the 2021 Notes
Exchange Act	Securities Exchange Act of 1934, as amended
Exchange Ratio	the “Exchange Ratio” as defined in the Merger Agreement
Nasdaq	Nasdaq Stock Market, LLC
NEO	named executive officer
Proxy Statement	this definitive proxy statement on Schedule 14A for our 2024 Annual Meeting of Stockholders
Record Date	April 29, 2024
Regulation S-K	Regulation S-K promulgated under the Securities Act of 1933, as amended
RSM	RSM US LLP, our independent registered accounting firm
SEC	U.S. Securities and Exchange Commission
TSR	total shareholder return
U.S.	United States of America
Vertex Pharmaceuticals	Vertex Pharmaceuticals Incorporated

20 Park Plaza, Suite 424
Boston, Massachusetts 02116

PROXY STATEMENT FOR CERVOMED INC.

2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY JUNE 14, 2024

The Board is using this Proxy Statement to solicit your proxy for use at the CervoMed Inc. 2024 Annual Meeting of Stockholders to be held virtually at 1:00 p.m., Eastern Time, on Friday, June 14, 2024. The Board expects to make available electronically or to send to our stockholders the Notice of Annual Meeting of Stockholders, this Proxy Statement and a form of proxy on or about May 3, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, JUNE 14, 2024

Our proxy statement and annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, will be made available at www.edocumentview.com/CRVO.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at www.cervomed.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: info@cervomed.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Annual Meeting. The Annual Meeting will be conducted online only. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this Proxy Statement by following the instructions included in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

When and where will the Annual Meeting be held?

The Annual Meeting will be held online via live webcast on Friday, June 14, 2024, at 1:00 p.m., Eastern Time.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders conducted exclusively by live webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online by visiting meetnow.global/MMRFNP6. You also will be able to vote your shares online by attending the Annual Meeting webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 1:00 p.m. Eastern Time on June 14, 2024. We encourage you to access the meeting approximately 15 minutes prior to the start time in order to leave ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Do I need to register to attend the Annual Meeting?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 11, 2024.

You will receive a confirmation of your registration by e-mail after Computershare receives your registration materials.

Requests for registration should be directed to Computer through the following means:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

CervoMed Inc. – Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Do I have the option to call in to the Annual Meeting instead of attending the live webcast?

No. Stockholders will not have the option to call in to the virtual meeting and listen by telephone. To participate in the Annual Meeting, stockholders must stream the Annual Meeting live via webcast.

How do I submit questions for the Annual Meeting?

You can submit questions germane to matters on the agenda at the Annual Meeting only if you are a stockholder of record of the Company at the close of business on the Record Date or if you were a beneficial owner as of the Record Date and you registered in advance to attend the Annual Meeting.

If you wish to submit a question, you may log into the virtual Annual Meeting website beginning 15 minutes prior to the start of the Annual Meeting and submit questions online. Once past the login screen, click on the “messages” icon at the top of the screen to submit your question. Stockholders may also submit questions prior to the date of the Annual Meeting by e-mailing them to info@cervomed.com.

In accordance with the rules of order for the Annual Meeting, a copy of which will be available during the meeting, only questions germane to matters on the meeting agenda (the proposals being voted upon) will be answered. The Company reserves the right to not address any questions that are repetitious, irrelevant to the Company’s business, related to pending or threatened litigation, derogatory in nature, related to personal grievances, or otherwise inappropriate in the Company’s sole discretion.

During the Annual Meeting, we are committed to acknowledging each appropriate question in the order in which it was received. When submitting questions, stockholders should identify themselves and provide contact information in the event follow up is necessary. Each stockholder who submits a question will be identified before his or her question is answered. Any questions relevant to the business of the Annual Meeting that cannot be answered due to time constraints can be submitted to CervoMed Investor Relations by e-mailing info@cervomed.com.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast.

Whom do I contact if I am encountering difficulties attending the Annual Meeting online?

If you encounter technical difficulties accessing or during the virtual Annual Meeting, please click on the “Help” link in the upper right-hand corner during the webcast for additional information or you may call Computershare at 1-888-724-2416 (or, for individuals outside the United States, +1 781-575-2748) if you need additional assistance.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following proposals:

1.	To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024;

3.	To approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2023, as disclosed in the accompanying Proxy Statement; and

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on April 29, 2024, the Record Date, will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting. As of the Record Date, there were 8,253,741 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

How do I vote my shares?

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank, or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following methods:

●	Virtually, by joining the Annual Meeting and following the voting instructions available on the meeting portal during the meeting.

●	Vote by Internet, by going to the web address www.investorvote.com/CRVO and following the instructions for Internet voting shown on your proxy card.

●	Vote by Telephone, if you are located within the U.S., U.S. territories or Canada, by dialing 1-800-652-8683 and following the instructions for telephone voting shown on your proxy card.

●	Vote by Proxy Card, by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote virtually at the Annual Meeting or electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m. Eastern Time on Thursday, June 13, 2024. Please see your proxy card or the information your bank, broker or other holder of record provided to you for more information on your options for voting.

How will my shares be voted?

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1—Election of Directors, you may:

●	Vote FOR all eight of the nominees for director;
●	WITHHOLD your vote from all eight of the nominees for director; or
●	WITHHOLD your vote from one or more of the eight nominees for director that you designate.

For Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm, and Proposal No. 3—Advisory Vote on Executive Compensation, you may:

●	Vote FOR the proposal;
●	Vote AGAINST the proposal; or
●	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but you do not specify how you want to vote your shares, the proxies will vote your shares in accordance with the Board’s recommendations set forth below and in the accompanying Proxy Statement.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR all eight of the nominees for director in Proposal No. 1—Election of Directors;
●	FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm; and
●	FOR Proposal No. 3—Advisory Vote on Executive Compensation.

How can I revoke or change my vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending timely written notice of revocation to our General Counsel & Corporate Secretary; or
●	Attending the Annual Meeting and voting virtually.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the certain reasonable costs of forwarding proxy materials to beneficial owners.

How many shares must be present to hold the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of at least 33.4% of the outstanding shares of our common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter. If there is not a quorum, a majority of the shares of our common stock present at the Annual Meeting may adjourn the Annual Meeting to a later date.

What vote is required for each proposal to be approved?

Assuming a quorum is present at the Annual Meeting, the following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares by brokers (i.e., broker non-votes).

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Vote
1	Election of Directors	Plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote	No effect	Not voted/No effect
2	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of shares present in person or represented by proxy at the meeting and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes have no effect
3	Advisory Vote on Executive Compensation	Majority of shares present in person or represented by proxy at the meeting and entitled to vote	Counted “against”	Not voted/No effect

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Who will count the votes at the Annual Meeting?

We currently expect that Computershare will tabulate the votes and our General Counsel & Corporate Secretary will be our inspector of elections for the Annual Meeting.

Whom do I contact if I have questions regarding the Annual Meeting?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact us via e-mail at info@cervomed.com or Computershare via mail at:

Computershare

CervoMed Inc. – Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn the Annual Meeting if a quorum is not present.

How will business be conducted at the Annual Meeting?

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Bylaws will be considered, and no such nominations or other proposals were received. In order for a stockholder proposal to have been included in our proxy statement for the Annual Meeting, our General Counsel & Corporate Secretary must have received such proposal a reasonable period of time before we began to print and send our proxy materials. As the Company did not hold an Annual Meeting of Stockholders in 2023, in accordance with our Bylaws and as previously announced in our Current Report on Form 8-K filed with the SEC on March 18, 2024, any such nomination or proposal must have been received on or before the close of business on April 1, 2024.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Company stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary at: CervoMed Inc., 20 Park Plaza, Suite 424, Boston, Massachusetts 02116, or (617) 744-4400. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your proxy card; or

●	following the instructions provided when you vote over the Internet

CORPORATE GOVERNANCE

Introduction

Our common stock is currently listed for quotation on the Nasdaq Capital Market under the symbol “CRVO.” As required by the Listing Rules of the Nasdaq Capital Market, the Board has adopted certain governance standards, including its standard of independence.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, a copy of which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.cervomed.com. Among the topics addressed in our Corporate Governance Guidelines are:

●	Board size, composition and qualifications;	●	Retirement and resignation policy;
●	Selection of directors;	●	Board compensation;
●	Board leadership;	●	Loans to directors and executive officers;
●	Board committees;	●	Chief Executive Officer evaluation;
●	Board and committee meetings;	●	Board and committee evaluations;
●	Executive sessions of outside directors;	●	Director continuing education;
●	Meeting attendance by directors and non-directors;	●	Succession planning;
●	Appropriate information and access;	●	Related person transactions;
●	Ability to retain advisors;	●	Communication with directors;
●	Conflicts of interest and director independence;	●	Director attendance at annual meetings of stockholders; and
●	Board interaction with corporate constituencies;	●	Change of principal occupation and board memberships.
●	Stock ownership by directors and executive officers;
●	Retirement and term limits;

Directors & Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of the listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that five of our eight current directors — Joshua S. Boger, Ph.D., Jane H. Hollingsworth, J.D., Jeff Poulton, Marwan Sabbagh, M.D., and Frank Zavrl — are “independent directors” as that term is defined under the applicable rules and regulations of the SEC and under the Listing Rules of the Nasdaq Capital Market.

Certain Family Relationships

Dr. Alam and Dr. Grégoire are married and therefore "immediate family members" as defined in Item 404 of Regulation S-K under the Exchange Act. Other than their relationship, there are no family relationships among any of our directors or executive officers.

Diversity Matrix

The following Board Diversity Matrix presents our Board’s diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 29, 2024)
Total Number of Directors 8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	2	6
Number of Directors Who Identify in Any of the Categories Below:
African American or Black
Alaskan Native or Native American
Asian (including South Asian)		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	5
Two or More Races or Ethnicities
LGBTQ+
Persons with Disabilities

Board Leadership Structure

The Board believes that our stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under our Corporate Governance Guidelines, the office of Chair of the Board and Chief Executive Officer may or may not be held by one person. The Board believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances.

Currently, Joshua S. Boger, Ph.D., serves the Chair of the Board and John Alam, M.D. serves as our President and Chief Executive Officer; Dr. Grégoire served as Chair of the Board until Dr. Boger’s appointment to the Board and as Chair, effective February 7, 2024. The Board believes that it is currently in the best interests of the Company’s stockholders to separate these offices. This separation allows for our Board Chair to act as a bridge between the Board and the operating organization, while our President and Chief Executive Officer focuses on running the Company’s business. The Board believes that this separation allows for a more effective utilization of the proven leadership capabilities, breadth of industry experience and business success of the individuals holding both positions, and that the Company and its stockholders are best currently served by this leadership structure.

Executive Sessions

Generally, at regular meetings of the Board, our independent directors meet in executive session with no company management present during a portion of the meeting.

Board Meetings and Attendance

During 2023, the Board held 20 meetings, including one joint meeting with the Compensation Committee and 17 meetings of the Diffusion board of directors prior to the completion of the Merger. Prior to the Merger, EIP’s board of directors met three times during 2023. Each of the directors on the Board during 2023 attended 75 percent or more of the aggregate meetings of the Board and all committees on which he or she served for the period during 2023 in which he or she served as a director. In addition, the Company’s directors are expected to attend annual meetings of stockholders, if their schedules permit.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has the composition and responsibilities described below. The Board, from time to time, may establish other committees to facilitate the management of the Company or oversight of certain affairs, and may change the composition and the responsibilities of the existing committees. Each of the three standing committees has a charter which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.cervomed.com.

Audit Committee

Responsibilities. The primary responsibilities of the Audit Committee include:

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overseeing our accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the Board and reporting the results or findings of its oversight activities to the Board;

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having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

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establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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reviewing and pre-approving all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC;

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overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions; and

●	oversight of cybersecurity risks.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert. The current members of the Audit Committee are Ms. Hollingsworth, Mr. Poulton, and Mr. Zavrl. Mr. Poulton is the chair of the Audit Committee. From January 1, 2023, until the completion of the Merger, Ms. Hollingsworth, Mark T. Giles and Alan Levin were the members of Diffusion’s Audit Committee, with Mr. Levin serving as chair.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees under the Listing Rules of the Nasdaq Capital Market and the rules and regulations of the SEC and is “financially literate” under the Listing Rules of the Nasdaq Capital Market. In addition, the Board has determined that Mr. Poulton qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of the Nasdaq Capital Market as a result of his experience in senior financial positions. Stockholders should understand that these designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and the Nasdaq Capital Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Meetings. The Audit Committee met five times during 2023, including four meetings of the Audit Committee of the Diffusion board of directors prior to the completion of the Merger. Prior to the Merger, EIP’s Audit Committee met one time during 2023.

Processes and Procedures for Complaints. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing our President and Chief Executive Officer of any concerns raised. If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with our President and Chief Executive Officer. If an individual prefers not to discuss a matter with the President and Chief Executive Officer or if the President and Chief Executive Officer is unavailable and the matter is urgent, the individual is encouraged to contact the Chair of the Audit Committee, Mr. Poulton.

A copy of the Audit Committee’s written charter is publicly available on our website at www.cervomed.com.

Compensation Committee

Responsibilities. The primary responsibilities of the Compensation Committee include:

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determining the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our Chief Executive Officer and other executive officers;

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determining any revisions to corporate goals and objectives with respect to compensation for our Chief Executive Officer and other executive officers and establishing and leading a process for the full Board to evaluate the performance of our Chief Executive Officer and other executive officers in light of those goals and objectives;

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administering our equity-based compensation plans, including determining specific grants of options and other awards for executive officers and other employees under our equity-based compensation plans; and

●	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Compensation Committee are Ms. Hollingsworth, Mr. Poulton, and Mr. Zavrl. Mr. Zavrl is the chair of the Compensation Committee. Each of the three current members of the Compensation Committee is an “independent director” under the Listing Rules of the Nasdaq Capital Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. From January 1, 2023, until the completion of the Merger, Ms. Hollingsworth, Diana Lanchoney, M.D. and Robert Adams were the members of Diffusion’s Compensation Committee, with Mr. Adams serving as chair.

Meetings. The Compensation Committee met four times during 2023, including one joint meeting of the Compensation Committee of the Diffusion board of directors with the Diffusion board of directors prior to the Merger. Prior to the Merger, EIP’s Compensation Committee met one time during 2023.

Processes and Procedures for Consideration and Determination of Executive Compensation. The Compensation Committee has authority to determine all compensation applicable to our executive officers. In setting executive compensation for our executive officers, the Compensation Committee considers, among other things, the following factors: each executive’s position within the Company and the level of responsibility; the ability of the executive to affect key business initiatives; the executive’s individual experience and qualifications; compensation paid to executives of comparable positions by companies similar to our Company; Company and individual performance; and the executive’s current and historical compensation levels. The Compensation Committee has also from time to time – including during 2023 – retained the services of an independent consulting firm to provide advice with respect to executive compensation, such as developing a group of comparable peer companies and reviewing executive and director compensation levels. In making decisions regarding the form and amount of compensation to be paid to our executives, the Compensation Committee may consider information gathered by, and the recommendations of, its current outside compensation consultant, Alpine Rewards, when necessary and appropriate.

In making decisions regarding the form and amount of compensation to be paid to our executive officers other than our Chief Executive Officer, the Compensation Committee considers and gives weight to the recommendations of our Chief Executive Officer recognizing that due to his reporting and otherwise close relationship with each executive, the Chief Executive Officer often is in a better position than the Compensation Committee to evaluate the performance of each executive (other than himself). In making decisions regarding the form and amount of compensation to be paid to our Chief Executive Officer, the Compensation Committee considers the recommendation of the Chief Executive Officer with respect to his own compensation and the Compensation Committee’s own assessment of the Chief Executive Officer’s annual performance and input from other Board members. The Compensation Committee meets in executive session regularly and makes all executive compensation decisions about the Chief Executive Officer without the presence of the Chief Executive Officer or any executive or employee of our Company.

Processes and Procedures for Consideration and Determination of Director Compensation. The Board has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for determining compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board, which then makes the final decision. In making decisions regarding compensation to be paid to our non-employee directors, the Board considers factors such as its own views as to the form and amount of compensation to be paid, the current and anticipated time demands placed on non-employee directors and other factors that may be relevant, including the recommendations of Alpine Rewards, when necessary and appropriate.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.cervomed.com.

Nominating and Corporate Governance Committee

Responsibilities. The primary responsibilities of the Nominating and Corporate Governance Committee are:

●	identifying individuals qualified to become Board members;
●	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;
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being aware of best practices in corporate governance and developing and recommending to the Board a set of corporate governance standards to govern the Board, its committees, our Company and our employees in the conduct of our business and affairs;

●	developing and overseeing a Board and Board committee evaluation process; and
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reviewing and discussing with our Chief Executive Officer and reporting periodically to the Board plans for executive officer development and succession plans for the Chief Executive Officer and other key executive officers and employees.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Nominating and Corporate Governance Committee are Ms. Hollingsworth, Dr. Sabbagh and Mr. Zavrl. Ms. Hollingsworth is the chair of the Nominating and Corporate Governance Committee. Each of the three current members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the Listing Rules of the Nasdaq Capital Market. From January 1, 2023, until the completion of the Merger, Messrs. Adams, Giles and Levin and Dr. Lanchoney were the members of Diffusion’s Nominating and Governance Committee, with Mr. Giles serving as chair.

Meetings. The Nominating and Corporate Governance Committee met one time during 2023. Prior to the Merger, neither Diffusion’s nor EIP’s respective Nominating and Corporate Governance Committee met during 2023.

Processes and Procedures for Consideration Director Nominations. In selecting nominees for the Board, the Nominating and Corporate Governance Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board. The Nominating and Corporate Governance Committee believes that our Company and stockholders benefit from the continued service of certain qualified incumbent directors because those directors have familiarity with and insight into our Company’s affairs that they have accumulated during their tenure with CervoMed, in addition to the qualifications and expertise contributing to such director’s original appointment to the Board. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with the Board, the director continues to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee generally first solicits recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar qualified candidates having the qualifications, skills and characteristics required for Board nominees. Such persons may include members of the Board and senior management of CervoMed or other individuals within the personal networks of Company leadership. In addition, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying qualified candidates. The Nominating and Corporate Governance Committee then reviews and evaluates each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board (including with respect to diversity), and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of our management, other Board members and any other individuals it believes may have insight into a candidate. The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by our stockholders. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended described above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board. The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include:

●	whether the candidate is an “independent director” under applicable independence tests under the federal securities laws and rules and regulations of the SEC;
●	whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee;
●	whether the candidate is an “audit committee financial expert” under the rules and regulations of the SEC for purposes of serving as a member of the Audit Committee;
●	the needs of the Company with respect to the particular talents and experience of our directors;
●	the personal and professional integrity and reputation of the candidate;
●	the candidate’s level of education and business experience;
●	the candidate’s business acumen;

●	the candidate’s level of understanding of our business and industry and other industries relevant to our business;
●	the candidate’s ability and willingness to devote adequate time to the work of the Board and its committees;
●

the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of our Company;

●	whether the candidate possesses strategic thinking and a willingness to share ideas;
●	the candidate’s diversity of experiences, expertise and background, in general and as compared to other directors on the Board; and
●	the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider the factors described above. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, expertise, and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.cervomed.com.

Board Oversight of Risk

The Board as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The areas of risk that we focus on include regulatory, operational, financial (accounting, credit, liquidity and tax), cybersecurity, legal, compensation, competitive, health, safety and environment, economic, political and reputational risks.

The committees of the Board oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes for the management of business and financial risk, our financial reporting obligations, cybersecurity and information technology matters, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our Company. The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters and policies and management and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our Company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our Company for a number of reasons, including: (1) general risk oversight by the full Board in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our Board committees that are currently comprised of and chaired by our independent directors and (3) the focus of our Chair of the Board and standing committee chairs on allocating appropriate Board and Board committee agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our directors, executive officers and other employees, and meets the requirements of the SEC. A copy of our Code of Business Conduct and Ethics is available on the Investor Relations—Corporate Governance—Code of Business Conduct and Ethics section of our corporate website at www.cervomed.com.

Process Regarding Stockholder Communications with Board

Stockholders may communicate with the Board or any one particular director by sending correspondence, to our General Counsel & Corporate Secretary via e-mail to info@cervomed.com or via mail to 20 Park Plaza, Suite 424, Boston, Massachusetts 02116, with an instruction to forward the communication to the Board or one or more particular directors. Our General Counsel & Corporate Secretary will forward promptly all such stockholder communications to the Board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions, and other similar or otherwise inappropriate communications.

Policy Prohibiting Hedging - Insider Trading Policy

We maintain an Insider Trading Policy that prohibits our officers, directors, and employees from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of a put option, a call option or a short sale (including a short sale “against the box”), or engaging in hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Number of Directors

Our Bylaws provide that the Board will consist of at least one member, or such other number as may be determined by the Board or our stockholders. The Board has currently fixed the number of directors at eight.

Nominees for Director

The Board has nominated the following eight individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board.

●	John Alam, M.D.
●	Joshua S. Boger, Ph.D.
●	Robert J. Cobuzzi, Jr., Ph.D.
●	Sylvie Grégoire, PharmD.
●	Jane H. Hollingsworth, J.D.
●	Jeff Poulton
●	Marwan Sabbagh, M.D.
●	Frank Zavrl

Proxies only can be voted for the number of persons named as nominees in this Proxy Statement, which is eight. If prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the discretion of the Board, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Current Directors and Board Nominees

The table below sets forth, as of the date of this Proxy Statement, certain information that has been furnished to us by each current director and director nominee.

Name	Age	Director Since
John Alam, M.D.	62	2023
Joshua S. Boger, Ph.D.	73	2024
Robert J. Cobuzzi, Ph.D.	59	2023
Sylvie Grégoire, PharmD.	62	2023
Jane H. Hollingsworth, J.D.	66	2020
Jeff Poulton	56	2023
Marwan Sabbagh, M.D.	58	2023
Frank Zavrl	58	2023

Additional Information About Current Directors and Board Nominees

The paragraphs below provide information about each current director and nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or served as a director during the past five years. We believe that all of our directors and director nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board and its committees; a fit of skills and personality with those of our other directors that helps build a board of directors that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each director and nominee for director also sets forth specific experience, qualifications, attributes and skills that, among other things, led the Board to the conclusion that he or she should serve as a director in light of our business and structure.

There are no arrangements or understandings with another person under which the Company’s directors and executive officers were or are to be selected as a director or executive officer. Additionally, no director or executive officer of the Company is involved in legal proceedings which require disclosure under Item 401 of Regulation S-K.

Current Directors and Board Nominees

John Alam, M.D., has served as our President and Chief Executive Officer and as a director since August 2023. Dr. Alam was EIP’s co-founder and served as EIP’s President and Chief Executive Officer and as a member of EIP’s board of directors from April 2018 to August 2023. Prior to that, Dr. Alam served as a managing member of EIP Pharma, LLC, EIP’s predecessor entity, from its inception in 2010. From January 2011 to August 2014, Dr. Alam served as therapeutic area head for diseases of aging at Sanofi S.A. (NASDAQ: SNY), a global pharmaceutical company. From 1997 until 2008, he held positions of increasing responsibility at Vertex Pharmaceuticals (NASDAQ: VRTX), most recently as Chief Medical Officer and Executive Vice President, Medicines Development. From 1991 to 1997, Dr. Alam worked at Biogen Inc. (NASDAQ: BIIB), where he led the clinical development of Avonex, a drug that treats multiple sclerosis. From 2014 to 2022, Dr. Alam served as a member of the board of directors of the Alliance for Aging Research, a non-profit organization dedicated to promoting innovation to address the healthcare needs of older Americans. Dr. Alam received an S.B. in chemical engineering from the Massachusetts Institute of Technology and a M.D. from Northwestern University School of Medicine. Dr. Alam completed an internal medicine residency at Brigham and Women’s Hospital and a post-doctoral fellowship at Dana-Farber Cancer Institute.

The Board believes that Dr. Alam is qualified to serve as a director due to his service as the Company’s and EIP’s president and chief executive officer and his extensive knowledge of our Company and significant background in pharmaceutical research and development.

Joshua S. Boger, Ph.D., has served as a director and the Chair of the Board since February 2024. Dr. Boger is the founder of Vertex Pharmaceuticals (NASDAQ: VRTX) and served as its Chief Executive Officer from 1992 to May 2009, as chairman of its board of directors from 1997 to 2006, and as a director from 1989 until his retirement from the Vertex Pharmaceuticals board of directors in 2017. Prior to founding Vertex Pharmaceuticals in 1989, Dr. Boger held the position of Senior Director of Basic Chemistry at Merck Sharp & Dohme Research Laboratories in Rahway, New Jersey, where he headed both the Department of Medicinal Chemistry of Immunology & Inflammation and the Department of Biophysical Chemistry. Dr. Boger currently serves as executive chairman of the board of directors of Alkeus Pharmaceuticals, Inc., a privately-held biotechnology company focused on treating degenerative eye diseases. Dr. Boger holds a B.A. in chemistry and philosophy from Wesleyan University and M.S. and Ph.D. degrees in chemistry from Harvard University. His postdoctoral research in molecular recognition was performed in the laboratories of the Nobel-prize winning chemist, Jean-Marie Lehn in Strasbourg, France. He is the author of over 50 scientific publications and holds 32 issued U.S. patents in pharmaceutical discovery and development.

The Board believes that Dr. Boger is qualified to serve as a director due to his management experience in the pharmaceutical and biotechnology sector and his extensive knowledge of our Company and significant background in pharmaceutical research and development.

Robert J. Cobuzzi, Jr., Ph.D., has served as our Chief Operating Officer since August 2023 and as a director since November 2023. Dr. Cobuzzi previously served as Diffusion’s President and Chief Executive Officer from September 2020 to August 2023, and was a member of Diffusion’s board of directors from January 2020 until August 2023. Dr. Cobuzzi also currently serves as a Venture Partner and Chairman of the Business Development Board for Sunstone Life Science Ventures, an independent European venture capital investment firm focused on life science therapeutic innovations. Previously, Dr. Cobuzzi served as an Advisor to the Mitochondrial Disease Research Program at the Children’s Hospital of Philadelphia, an internationally recognized hospital and research center devoted to children, from January 2019 to April 2020, and as President and Chief Executive Officer of MitoCUREia, Inc., an affiliated company, from July 2019 to July 2020. From 2005 to 2018, Dr. Cobuzzi served in various roles at Endo International PLC, a specialty branded and generic pharmaceuticals manufacturer, most recently serving as President of Endo Ventures Limited. Dr. Cobuzzi received his Bachelor of Arts in Biochemistry and Art History from Colby College and his Ph.D. in Molecular and Cellular Biochemistry from Loyola University Chicago. He served as a Post-doctoral Fellow in Experimental Therapeutics at Roswell Park Cancer Institute.

The Board believes Dr. Cobuzzi is qualified to serve as a director due to his experience and insight with drug development and business development and funding, both in the U.S. and abroad, as well as his experience and background as an executive and director.

Sylvie Grégoire, Pharm.D., has served as a director since August 2023 and previously served as Chair of the Board from August 2023 to February 2024. Dr. Grégoire was EIP’s co-founder and served as EIP’s Executive Chair and as a member of EIP’s board of directors from April 2018 to August 2023. From May 2013 to May 2019, Dr. Grégoire served as a director for Vifor Pharma AG (SIX: VIFN), a global pharmaceutical company focused on treatments for renal disease. From September 2007 to May 2013, Dr. Grégoire served as President of the Human Genetic Therapies division of Shire plc, a global biopharmaceutical company acquired by Takeda Pharmaceutical Company Limited. From 2005 to 2008, she served as a director of IDM Pharma, Inc., a publicly traded biotechnology company that now operates as a subsidiary of Takeda Pharmaceuticals Company Limited, including serving as its Executive Chair from August 2006 to October 2007. From 2004 to 2005, Dr. Grégoire served as President, Chief Executive Officer and Executive Member of the board of directors of GlycoFi, Inc., a private biotechnology company now part of Merck and Co., Inc. Prior to that, Dr. Grégoire held various leadership positions at Biogen, Inc. (NASDAQ: BIIB), including Vice-President (head) of Regulatory Affairs, Vice-President (head) of Manufacturing, and as Executive Vice President of Technical Operations. Dr. Grégoire also served at Merck and Co., Inc. in the US and internationally in clinical research and regulatory affairs. Dr. Grégoire serves on the board of directors of Novo Nordisk A/S (NYSE: NVO), a global pharmaceutical company, where she sits on the audit committee, the nomination committee and the research and development committee. Dr. Grégoire has also served on the board of directors of Revvity Inc (NASDAQ: RVTY) (previously PerkinElmer, Inc. (NYSE: PKI)), a publicly traded company and a provider of products, services and solutions for the diagnostics, life sciences and applied markets, since February 2015. At Revvity, she also serves on the compensation and benefits committee and the nominating and corporate governance committee. In addition, Dr. Grégoire served as chair of the board of directors of Corvidia Therapeutics, Inc., from 2016 to 2020, a private company focused on treatments for cardio-renal diseases. Corvidia was sold to NovoNordisk in 2020. Dr Grégoire has also served on the board of F2G Ltd, a privately held company developing treatments for severe rare mold infections since December 2021 where she is also the chair of the Commercial Committee. Dr. Grégoire received a bachelor’s degree in Pharmacy from Laval University and a doctoral degree in Pharmacy from the State University of New York at Buffalo.

The Board believes that Dr. Grégoire is qualified to serve as director due to her management experience in the pharmaceutical and biotechnology sector and her broad experience of service on other boards of directors.

Jane H. Hollingsworth, J.D., has served as a director since September 2020. Ms. Hollingsworth previously served as Chair of Diffusion’s board of directors from June 2021 to August 2023. She currently serves as the founding Managing Partner of Militia Hill Ventures, an organization that creates, builds, and invests in life sciences companies, a role she has held since 2013. While at Militia Hill, Jane co-founded and currently serves as Executive Chair of Eliksa Therapeutics, a regenerative medicine company, co-founded and served as Executive Chair of Spirovant Sciences, a gene therapy company sold to Sumitomo Dainippon Pharma, and served as Executive Chair and CEO of Immunome Inc. (NASDAQ: IMNM), a cancer immunotherapy company. Prior to founding Militia Hill, Ms. Hollingsworth co-founded and served as Chief Executive Officer of NuPathe, Inc., a neuroscience focused biopharmaceutical company. She also co-founded and served as EVP of Auxilium Pharmaceuticals, a urology and rare disease focused biopharmaceutical company. Ms. Hollingsworth also currently serves on the boards of the life science companies Afimmune Ltd. and Ribonova, and various industry and community organizations, including the University City Science Center, the Kimmel Center for the Performing Arts and Breatcancer.Org. Ms. Hollingsworth received her B.A. from Gettysburg College and her J.D. from Villanova University.

The Board believes that Ms. Hollingsworth is qualified to serve as a director due to her industry perspective and experience, including as chief executive officer and director of a publicly-traded biopharmaceutical company, as well as her depth of her other operating and senior management experience in the industry and educational background.

Jeff Poulton has served as a director since August 2023. Mr. Poulton previously served on EIP’s board of directors from April 2018 to August 2023. Since July 2019, Mr. Poulton has served as Chief Financial Officer at Alnylam Pharmaceuticals, Inc. (NASDAQ: ALNY), a global biopharmaceutical company based in Cambridge, Massachusetts. From January 2018 to April 2019, Mr. Poulton served as chief financial officer at Indigo Agriculture, a plant microbiome company. From September 1998 to December 2017, Mr. Poulton held various roles of increasing responsibility at Shire plc, a biotechnology company, culminating in his service as chief financial officer from July 2014 to December 2017 and a member of Shire’s executive committee and board of directors from January 2015 to December 2017. During his tenure at Shire, Mr. Poulton also lead Shire’s rare disease US/APAC and LATAM commercial operations, as well as Shire’s rare disease business unit. Prior to his tenure at Shire, Mr. Poulton led corporate finance and business development initiatives in both the gas and electric utilities industry and the materials manufacturing sector, serving in financial leadership positions at Cinergy Corporation and PPG Industries, Inc. Mr. Poulton also served as a U.S. Navy Commissioned Officer aboard the USS Peoria. Mr. Poulton holds a B.A. in Economics from Duke University and an M.B.A. in Finance from the Kelly School of Business at Indiana University.

The Board believes that Mr. Poulton is qualified to serve as a director due to his significant financial and operational experience in the life sciences industry.

Marwan Sabbagh, M.D., has served as a director since August 2023. Dr. Sabbagh previously served as a member of EIP’s board of directors from November 2021 to August 2023. Since October 2021, Dr. Sabbagh has served as a professor in the Department of Neurology, and recently became Vice Chairman for Research, at the Barrow Neurological Institute. Dr. Sabbagh is board certified in neurology by the American Board of Psychiatry and Neurology and is a fellow of the American Academy of Neurology. Previously, from May 2018 to October 2021, Dr. Sabbagh was a neurologist and director at the Cleveland Clinic Lou Ruvo Center for Brain Health. Prior to his time at the Cleveland Clinic, Dr. Sabbagh was a director and neurologist at the Banner Sun Health Research Institute from 2000 to 2015. Dr. Sabbagh served on the board of directors of Quince Therapeutics, Inc. (f/k/a/ Cortexyme, Inc.) (NASDAQ: QNCX) from March 2022 to September 2022. Dr. Sabbagh earned his medical degree from the University of Arizona College of Medicine and his undergraduate degree from the University of California Berkeley. He completed his neurology residency at Baylor College of Medicine and a geriatric neurology and dementia fellowship at the University of California San Diego School of Medicine.

The Board believes that Dr. Sabbagh is qualified to serve as a director due to his expertise in neurological diseases and extensive clinical development experience.

Frank Zavrl has served as a director since August 2023. Mr. Zavrl previously served as a member of EIP’s board of directors from April 2018 to August 2023. From September 2017 to March 2018, Mr. Zavrl served as a member of the board of directors of EIP Pharma, LLC. Prior to that, Mr. Zavrl served on the board of directors of Puma Biotechnology, Inc. (NASDAQ: PBYI), a publicly-traded company focused on the treatment of cancer, from September 2015 to July 2020. From 2002 to 2011, Mr. Zavrl served as a Partner at Adage Capital Management, L.P., an asset management company, where Mr. Zavrl specialized in biotechnology investments. From 1999 to 2002, Mr. Zavrl served as a Portfolio Manager at Merlin BioMed Group, a healthcare investment firm. Prior to that, Mr. Zavrl served from 1998 to 1999 as an analyst at Scudder Kemper Investments Inc., focusing on biotechnology investments. Mr. Zavrl received a B.S. in Biochemistry from the University of California, Berkeley and an M.B.A. from the Tuck School of Business at Dartmouth College.

The Board believes that Mr. Zavrl is qualified to serve as a director due to his significant investment experience in pharmaceutical and biotechnology companies.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL EIGHT OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

Our Audit Committee has selected RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of RSM to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Representatives of RSM are expected to be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.

Independent Auditor’s Fees

The table below presents fees billed to us for professional services rendered by RSM, our current independent registered public accounting firm, for the years ended December 31, 2023, and December 31, 2022.

	Aggregate Amount Billed
	2023	2022
Audit Fees	$706,537	$211,152
Audit-Related Fees	$—	$—
Tax Fees	$21,000	$—
All Other Fees	$—	$—
Total	$727,537	$211,152

On August 16, 2023, we completed the Merger. For financial reporting purposes, EIP was determined to be the accounting acquirer in the transaction and, accordingly, for all periods prior to the Merger, EIP’s historical financial statements and results of operations replace and are deemed to be the Company’s financial statements and results of operations for such periods. Prior to the Merger, EIP was a private, non-reporting operating company.

Accordingly, audit fees for the year ended December 31, 2023, include, in addition to fees related to the audit of our consolidated financial statements for the year then-ended and related quarterly reviews, (i) fees related to the review of quarterly financial statements for the year ended December 31, 2022, (ii) fees related to the filing of our Registration Statement on Form S-4, as amended, in connection with the Merger and (iii) fees related to the filing of our Registration Statement on Form S-8, filed with the SEC on September 29, 2023.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures pursuant to which all audit, audit-related and tax services and all permissible non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. All services rendered by RSM during 2023 and 2022 were permissible under applicable laws and regulations and were approved in advance by the Audit Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

AUDIT COMMITTEE REPORT

This report is furnished by the Audit Committee of the Board with respect to our consolidated financial statements for the year ended December 31, 2023.

One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2023, with our management. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with RSM US LLP, our independent registered public accounting firm for the year ended December 31, 2023, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence. The Audit Committee has discussed with RSM US LLP its independence and concluded that the independent registered public accounting firm is independent from our Company and our management.

Based on the review and discussions of the Audit Committee described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for the year ended December 31, 2023, be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Audit Committee
Jeff Poulton, Chair
Jane H. Hollingsworth
Frank Zavrl

EXECUTIVE OFFICERS

The table below sets forth, as of the date of this Proxy Statement, certain information concerning our executive officers who are also not directors. Biographical information for Drs. Alam and Cobuzzi is included under the heading, “Proposal No. 1—Election of Directors—Additional Information About Current Directors and Board Nominees”.

Name	Age	Position with CervoMed
William Tanner, Ph.D.	65	Chief Financial Officer
Kelly Blackburn, M.H.A.	60	Senior Vice President, Clinical Development
William R. Elder	41	General Counsel & Corporate Secretary

William Tanner, Ph.D., has served as the Company’s Chief Financial Officer since August 2023. He previously served as EIP’s Chief Financial Officer from September 2022 to August 2023. Dr. Tanner previously served as a consultant at Danforth Advisors, a financial and operational company for outsourced corporate and clinical business functions, from November 2021 to November 2023, including as the chief financial officer of Danforth Advisors from November 2021 to April 2022. He co-founded ImmunoGenesis, Inc., an immuno-oncology company, in May 2019 and served as its Chief Financial Officer until October 2021. From November 2022 to April 2023, Dr. Tanner served as the chief financial officer of siRNAgen Therapeutics and from May 2021 to April 2023, he served as the interim chief financial officer of Synthis Therapeutics, Inc. Prior to that, Dr. Tanner was a managing director at Brookline Capital Markets from April 2019 to May 2019, an analyst at Cantor Fitzgerald & Co. from November 2016 to November 2018, and an analyst at Guggenheim Securities from May 2015 to November 2016. Dr. Tanner earned his B.S. and Ph.D. in physiology from Texas A&M University and completed post-doctoral training in Washington University School of Medicine’s Department of Cell Biology and in the Center for Immunology. He received his MBA from Washington University’s Olin Business School.

Kelly Blackburn, M.H.A., has served as Senior Vice President, Clinical Development of the Company since August 2023. Ms. Blackburn previously served as Senior Vice President, Clinical Development of EIP from May 2018 to August 2023. Previously, Ms. Blackburn served as Vice President, Clinical Affairs of aTyr Pharma, Inc. (NASDAQ: LIFE) from July 2013 to July 2016. Ms. Blackburn served as a clinical development consultant from September 2012 to July 2013 to a number of companies, including Agios Pharmaceuticals, Promedior Inc. and aTyr Pharma. Prior to this, Ms. Blackburn was the Vice President, Clinical Development Operations at Vertex Pharmaceuticals (NASDAQ: VRTX), a global biotechnology company, from September 2006 to September 2012 overseeing programs for Incivek and Kalydeco, as well as their early development programs. From September 2002 to August 2006, Ms. Blackburn was Director of Clinical and Safety Operations for Millennium Pharmaceuticals where she was responsible for the VELCADE program which was successfully approved during her tenure. Ms. Blackburn holds a B.S. in biochemistry from University of New Hampshire, an M.H.A. from Quinnipiac College and a M.Ed. from Cambridge College.

William Elder has served as the Company’s General Counsel & Corporate Secretary since September 2020 and currently serves as the Company’s Acting Principal Financial Officer, a position he has held since March 2024. Mr. Elder also previously served as Diffusion’s Principal Financial Officer from June 2023 to August 2023 and as a part-time consultant to Diffusion from July 2020 to September 2020. Prior to joining Diffusion, Mr. Elder principally served as president and chief executive officer of BillyVonElds, LLC, a season-long and daily fantasy sports company, where he managed all corporate, legal, and operational aspects of the business from April 2019 to September 2020. From 2011 to February 2019, Mr. Elder served as a corporate and securities associate for Dechert LLP, an international law firm, where Mr. Elder’s practice focused primarily on counseling public companies on securities laws and regulatory requirements, corporate governance matters, and financial transactions in the equity and debt markets. He received his J.D. from the University of Pennsylvania Law School, an M.S. in finance from Villanova University, and a B.A. in economics from Tufts University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below provides summary compensation information concerning compensation awarded for service during the years ended December 31, 2023, and December 31, 2022, to the individuals that served as our “named executive officers” – all individuals that served as our principal executive officer and our two most highly compensated executive officers other than the principal executive officer, as calculated in accordance with Rule 402 of Regulation S-K -- during the year ended December 31, 2023.

Name and Principal Position (1)	Year	Salary (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
John Alam, M.D.	2023	$472,399	$134,900	$207,856	$--	$815,155
President & Chief Executive Officer	2022	$449,904	$--	$143,969	$--	$593,873
Robert J. Cobuzzi, Jr., Ph.D.	2023	$375,000	$316,524	$--	$11,600	$703,124
Chief Operating Officer (1)	2022	$450,000	$166,640	$202,500	$11,600	$830,740
William Elder	2023	$292,782	$60,800	$114,771	$--	$468,353
General Counsel & Corporate Secretary	2022	$292,782	$66,643	$115,283	$--	$474,708
Kelly Blackburn, M.H.A.	2023	$305,846	$60,800	$99,094	$--	$465,740
SVP, Clinical Development	2022	$263,194	$--	$63,552	$--	$326,746

1)

On August 16, 2023, in connection with the completion of the Merger, the Company’s executive officers were reconstituted. At the Effective Time of the Merger, (i) Dr. Alam, the President & Chief Executive Officer of EIP, was appointed as the Company’s President & Chief Executive Officer, (ii) Dr. Cobuzzi, the President & Chief Executive Officer of Diffusion, was appointed as the Company’s Chief Operating Officer, (iii) Ms. Blackburn, the Senior Vice President of Clinical Development of EIP, was appointed as the Company’s Senior Vice President of Clinical Development, and (iv) Mr. Elder, the General Counsel & Corporate Secretary of Diffusion, continued as the Company’s General Counsel & Corporate Secretary. The amounts set forth in the table include (A) with respect to Dr. Alam and Ms. Blackburn, (x) compensation from EIP for service during the year ended December 31, 2022, and from January 1, 2023 through the completion of the Merger and (y) compensation from the Company for service from the completion of the Merger through December 31, 2023 and (B) with respect to Dr. Cobuzzi and Mr. Elder, (x) compensation from Diffusion for service during the year ended December 31, 2022, and from January 1, 2023 through the completion of the Merger and (y) compensation from the Company for service from the completion of the Merger through December 31, 2023.

2)

Represents base salary as described below under “—Employment Agreements.”  From June 2023 to August 2023, Dr. Cobuzzi voluntarily waived his base salary in order to preserve cash resources in advance of the Merger closing.

3)

The amounts shown in this column reflect the grant date fair value of option awards granted for service during the applicable year, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. Amounts shown for 2023 include awards with the following grant date fair values: (i) with respect to Dr. Alam, $134,900 granted in September 2023; (ii) with respect to Dr. Cobuzzi, (x) $60,800 granted in September 2023 and (y) $255,724 granted in January 2024 for service during 2023 in lieu of a cash incentive bonus as described above in Footnote 3, and (iii) with respect to Ms. Blackburn and Mr. Elder, in each case, $60,800 granted in September 2023. Amounts shown for 2022 are the grant date fair values of awards to Dr. Cobuzzi and Mr. Elder granted in January 2022. The assumptions used in the Black-Scholes model to determine the grant date fair values of awards granted during the fiscal years ended December 31, 2023, and 2022 are disclosed in Note 12 to the audited financial statements included in our Annual Report and Note 8 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, respectively. Assumptions used during the fiscal year ending December 31, 2024, will be disclosed in our Annual Report on Form 10-K for the year ending December 31, 2024.

4)

Represents the annual cash incentive bonuses for service during the applicable year by our named executive officers as described further below under “—Cash Bonus Compensation”. For the year ended December 31, 2023, in lieu of an annual cash bonus, Dr. Cobuzzi was awarded an increased option award of substantially similar economic value on the grant date as further described above in Footnote 3.

5)

The amounts reported in this column represent 401(k) Plan matching contributions by the Company. Our named executive officers also participate in the Company’s health, dental, vision and life insurance plans, as well as the Company’s health savings account, on the same terms available generally to salaries employees.

Employment Agreements

John Alam, M.D., President & Chief Executive Officer. Effective February 1, 2024, we entered into an amended and restated employment agreement with Dr. Alam pursuant to which he serves as our President and Chief Executive Officer. Dr. Alam’s annual base salary for the year ended December 31, 2023, was $472,399 and his target annual bonus was 40 percent of his base salary. Pursuant to the employment agreement, Dr. Alam's base salary is $538,534.86, which amount the Board may increase (but not decrease) at its discretion under the employment agreement. The employment agreement also provides Dr. Alam the opportunity to earn a target annual bonus of 50 percent of his base salary. In addition, the employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). The employment agreement has an indefinite term.

Robert J. Cobuzzi, Jr., Ph.D., Chief Operating Officer. Effective February 1, 2024, we entered into an amended and restated employment agreement with Dr. Cobuzzi pursuant to which he serves as our Chief Operating Officer. Dr. Cobuzzi’s annual base salary for the year ended December 31, 2023, was $450,000. Pursuant to the employment agreement, Dr. Cobuzzi's base salary is $465,750.00, which amount the Board may increase (but not decrease) at its discretion under the employment agreement; from June 2023 to August 2023, Dr. Cobuzzi voluntarily waived his base salary in order to preserve cash resources in advance of the Merger closing. The employment agreement also provides Dr. Cobuzzi the opportunity to earn a target annual bonus of 50 percent of his base salary. In addition, the employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). The employment agreement has an indefinite term.

Kelly Blackburn, M.H.A., Senior Vice President, Clinical Development. Effective February 1, 2024, we entered into an employment agreement with Ms. Blackburn pursuant to which she serves as our Senior Vice President of Clinical Development. Ms. Blackburn’s annual base salary for the year ended December 31, 2023, was $305,846 and her target annual bonus was 30 percent of her base salary. Pursuant to the employment agreement, Ms. Blackburn's base salary is $316,549.78, which amount the Board may increase (but not decrease) at its discretion under the employment agreement. The employment agreement also provides Ms. Blackburn the opportunity to earn a target annual bonus of 35 percent of her base salary. In addition, the employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” non-competition and non-solicitation provisions (each applicable during employment and for 12 and 24 months thereafter, respectively), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). The employment agreement has an indefinite term and requires Ms. Blackburn to devote no less than approximately 80 percent of her business time and energies to her work for the Company.

William R. Elder, General Counsel & Corporate Secretary. Effective September 23, 2020, we entered into an employment agreement with Mr. Elder, which agreement was amended effective March 29, 2023, pursuant to which he serves as our General Counsel & Corporate Secretary. Mr. Elder’s annual base salary for the year ended December 31, 2023, was $292,782, which amount the Board may increase (but not decrease) at its discretion under the employment agreement. The employment agreement also provides Mr. Elder the opportunity to earn a target annual bonus of 30 percent of his base salary; for the year ended December 31, 2023, the Compensation Committee established a target annual bonus of 35 percent of base salary for Mr. Elder. In addition, the employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). The employment agreement has an indefinite term.

Cash Bonus Compensation

Each of our executive officers has a target annual cash bonus amount based on a percentage of the executive’s annual base salary in the applicable year, as described above under “—Employment Agreements.” The actual amount of cash bonuses is determined annually by the Compensation Committee. The Compensation Committee determines whether bonuses are earned and the amounts of the bonus payout by considering a number of factors, the principal factor being based upon performance goals developed by the Compensation Committee at the beginning of each year. Important factors that may be considered by the Compensation Committee when developing these performance goals each year or otherwise in determining the amount of executive cash bonus compensation include, among other things, clinical trial progress, business development activities, status of public filings, capital raising transactions, and stock price performance.

Long-Term Equity Incentive Compensation and Other Compensatory Arrangements

The Compensation Committee administers the 2015 Equity Plan in which our named executive officers participate, the cash bonus payments made to our named executive officers provided for in the employment agreements described under the heading “—Employment Agreements,” and any other compensation-related matters with respect to our named executive officers as they otherwise determine in their discretion. The option grants made for service during 2023 to the named executive officers vest and become exercisable in equal monthly installments over a 36-month period until fully vested, subject to the executive’s continued employment through the applicable vesting date. The Compensation Committee believes time-based vesting of these awards aligns with the 2015 Equity Plan’s purpose of attracting and retaining qualified individuals to perform services for the Company and aligning the interests of such individuals with the interests of our stockholders.

Outstanding Equity Awards at Fiscal Year End

Option Awards

The table below provides information regarding outstanding stock option awards held by each of our named executive officers as of December 31, 2023. Unless otherwise indicated, each grant was awarded under our 2015 Equity Plan.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($/share)	Option Expiration Date
John Alam, M.D.	2,760*	22,084	$5.33	9/15/2033
	1,184	9,472	$5.33	9/15/2033
Robert J. Cobuzzi, Jr., Ph.D.	1,582	0	$38.25	1/7/2030
	818	0	$75.00	6/17/2030
	6,334	0	$59.25	9/8/2030
	676	40	$83.25	3/1/2031
	716**	0	$83.25	3/1/2031
	6,795	3,397	$18.00	1/27/2032
	1,777	14,223	$5.33	9/15/2033
Kelly Blackburn, M.H.A.	8,287*	0	$19.81	5/28/2028
	5,524*	0	$27.72	3/3/2029
	4,604*	0	$26.07	12/16/2029
	4,747	2,159	$34.84	3/12/2031
	1,777	14,223	$5.33	9/15/2033
William R. Elder	934	0	$61.50	9/22/2030
	1,104	65	$83.25	3/1/2031
	278**	0	$83.25	3/1/2031
	2,717	1,359	$18.00	1/27/2032
	1,777	14,223	$5.33	9/15/2033

* - Granted pursuant to the 2018 Equity Plan, which was assumed by the Company in accordance with and pursuant to the terms of the Merger Agreement.

** - Pursuant to the terms of the corresponding award agreements, two-thirds of the underlying shares originally granted were automatically forfeited on October 1, 2021, due to non-achievement of certain specified performance metrics.

All of the option grants described in the table above granted prior to 2023 pursuant to the 2015 Plan vest and become exercisable in equal monthly installments over a 36-month period until fully vested, subject to the executive’s continued employment through the applicable vesting date. All of the option grants described in the table above granted prior to 2023 pursuant to the 2018 Plan vest and become exercisable (i) with respect to 25% of the underlying shares, on the one-year anniversary of the grant date and (ii) with respect to the remaining shares, in equal monthly installments over a 36-month period until fully vested, in each case, subject to the executive’s continued employment through the applicable vesting date.

401(k) Retirement Plan

We maintain our 401(k) Plan pursuant to which all eligible employees are entitled to make pre-tax and after-tax contributions of their compensation. In addition, the Company makes discretionary matching contributions at a rate of 100% for contributions up to 3% of the participant’s eligible compensation and 50% for any additional contributions up to 5% of the participant’s eligible compensation. The matching contributions received by our named executive officers in the years ended December 31, 2023, and 2022, are reported in the “All Other Compensation” column of the Summary Compensation Table above. Prior to the completion of the Merger, Dr. Alam and Ms. Blackburn were employees of EIP and not eligible to participate in the 401(k) Plan.

Post-Termination Severance and Change in Control Arrangements

As described under the heading “—Employment Agreements,” we have entered into employment agreements with each of our executive officers that provide for certain severance and change of control benefits, subject to the execution and non-revocation of a release of claims by the executive or the executive’s estate (as applicable).

Under the employment agreements with each of Drs. Alam and Cobuzzi, in the event that the executive’s employment is terminated by us other than for “cause,” death or “disability,” or is terminated by the executive for “good reason” (as such terms are defined in the applicable employment agreement), the executive will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 12 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the applicable employment agreement), then the executive will be entitled to receive the same severance benefits as described above, except that he will receive (a) a payment equal to two times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of 12 months of base salary continuation, and (b) a payment equal to 36 times the monthly COBRA premium for him and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases). In addition, if the executive’s employment is terminated by us without cause or by the executive for good reason, in either case, upon or within 24 months following a change of control, then the executive will be entitled to full vesting of all equity awards received by him from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Under the employment agreements with each of Ms. Blackburn and Mr. Elder, in the event that the executive’s employment is terminated by us other than for “cause”, death or “disability” or upon the executive’s resignation for “good reason” (as such terms are defined in the applicable employment agreement), the executive will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 9 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the applicable employment agreement), then the executive will be entitled to receive the same severance benefits as described above, except that the executive will receive (a) a payment equal to 1.5 times the sum of their base salary and the higher of their target annual bonus opportunity and the bonus payment received for the year immediately preceding the year in which the termination occurred instead of 9 months of base salary continuation and (b) a payment equal to 18 times the monthly COBRA premium for the executive and the executive’s eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and in installments over 9 or 12 months in other cases). In addition, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case, upon or within 24 months following a change of control, then the executive will be entitled to full vesting of all equity awards received by the executive from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Under the employment agreements for each of our current named executive officers, in the event that the executive’s employment is terminated due to the executive’s “death” or “disability”, the executive (or the executive’s estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Further, under the terms of the stock option agreements with our named executive officers that were granted under our 2015 Equity Plan, upon a completion of a “change of control” (as defined in the 2015 Equity Plan), options held by our named executive officers will become immediately vested and remain exercisable through their expiration date regardless of whether the holder remains in the employment or service of the Company after the change of control. Alternatively, in connection with a change of control, the Compensation Committee may, in its sole discretion, cash out the options.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board is providing our stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act. This advisory vote, commonly known as a “say-on-pay” vote, is a routine, non-binding vote on the compensation paid to our named executive officers as described in this Proxy Statement under the heading “Executive Compensation”, including the Summary Compensation Table and the other related tables and narrative disclosure therein. Once every six years, our stockholders will also have the opportunity to vote on the frequency of future advisory votes on executive compensation. Currently, our Board provides our stockholders with an advisory say-on-pay vote on an annual basis, and the next such say-on-pay frequency vote will be at the Company’s 2027 Annual Meeting of Stockholders.

In general, our executive compensation program during the year ended December 31, 2023 was designed to, among other things: attract and retain executives who are important to the success of the Company and the creation of value for our stockholders; create stockholder value by aligning executives’ interests with stockholders’ interests; motivate and reward our executives for the achievement of Company and individual performance objectives, the achievement of stockholder value creation in both the short and long term; executives’ contributions to the general success of our Company; and, more generally, to support a “pay-for-performance” philosophy and culture.

Please read the “Executive Compensation” section of this Proxy Statement. That section of this Proxy Statement, which includes compensation tables and related narrative discussion, describes the compensation programs and policies for our named executive officers and the executive compensation decisions made by the Compensation Committee and the Board in 2023.

We are requesting stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement. This “say-on-pay” vote gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies and practices described in this Proxy Statement.

As this is an advisory vote, the outcome of the vote is not binding on the Company with respect to future executive compensation decisions, including those relating to our named executive officers. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

Proposed Resolution

The Board unanimously recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of CervoMed Inc. hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers during the year ended December 31, 2023, as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Executive Compensation” section, the Summary Compensation Table and the other related tables and narrative disclosure.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

DIRECTOR COMPENSATION

Overview of Non-Employee Director Compensation Program

As described in more detail under the heading “Corporate Governance—Compensation Committee—Responsibilities,” the Board has delegated to the Compensation Committee the responsibility to establish and lead a process for the determination of compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board, which then makes final decisions regarding such compensation.

The principal elements of our director compensation program for 2023 included:

●	cash compensation in the form of annual cash retainers; and
●	long-term equity-based incentive compensation, in the form of stock options.

Cash Compensation

The cash compensation paid to the non-employee members of the Board for the term ending at the Annual Meeting consisted of the following cash retainers, pro-rated for any director serving a partial year term as further described under the heading, “—Summary Director Compensation Table.”

Description	Annual Cash Retainer
Board Member	$40,000
Chair of the Board	$20,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$8,000
Audit Committee Member (other than Chair)	$7,500
Compensation Committee Member (other than Chair)	$5,000
Nominating and Corporate Governance Committee Member (other than Chair)	$4,000

The annual cash retainers are paid in regular installments in accordance with the Company’s standard payroll practices. The Compensation Committee has also reserved the right to make a portion of such payments in the form of equity rather than cash under certain conditions. During the fiscal year ended December 31, 2023, all retainers were paid in cash. From June 2023 to August 2023, Diffusion’s non-employee directors voluntarily waived all cash compensation in order to preserve cash resources in advance of the Merger closing.

Long-Term Equity-Based Incentive Compensation

In addition to cash compensation, our non-employee directors receive long-term equity-based incentive compensation in the form of options to purchase shares of our common stock. Upon a non-employee director’s initial appointment to the Board, the director receives a stock option award exercisable for a number of shares equal to 0.176% of the Company’s total shares outstanding on the grant date vesting in 36 equal monthly installments following his or her appointment to the Board. Each non-employee director also receives, on an annual basis, a stock option award exercisable for a number of shares equal to 0.088% of the Company’s total shares outstanding on the grant date vesting in 12 equal monthly installments following the grant date.

All option awards granted to our non-employee directors have a ten-year term and an exercise price equal to the fair market value of our common stock on the grant date.

Summary Director Compensation Table

The table below provides summary information concerning the compensation of each individual who served as a non-employee director of the Company during the year ended December 31, 2023. Joshua S. Boger, Ph.D., our current Board Chair, was appointed to the Board and as Chair effective February 7, 2024, and, accordingly, did not receive any compensation for service to the Company during the year ended December 31, 2023.

Our employee directors – Dr. Alam, our President and Chief Executive Officer, and Dr. Cobuzzi, our Chief Operating Officer – do not receive additional compensation for their service on the Board.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)		All Other Compensation		Total
Robert Adams	$24,750	$--		$--		$24,750
Jill Davidson (3)	$10,740	$24,510	(4)	$--		$35,250
Mark T. Giles	$25,471	$--		$--		$25,471
Sylvie Grégoire, PharmD.	$24,576	$24,510		$327,856	(5)	$376,942
Jane H. Hollingsworth, J.D.	$58,395	$24,510		$--		$82,905
Diana Lanchoney, M.D.	$22,420	$--		$--		$22,420
Alan Levin	$27,042	$--		$--		$27,042
Jeff Poulton	$22,685	$24,510		$--		$47,195
Marwan Sabbagh, M.D.	$16,636	$24,510		$--		$41,146
Frank Zavrl	$23,253	$24,510		$--		$47,763

1)

On August 16, 2023, we completed the Merger. At the Effective Time, in accordance with the terms of the Merger Agreement, (i) each of Messrs. Adams, Giles and Levin and Dr. Lanchoney resigned from the Board and any respective committee memberships, (ii) each of Dr. Grégoire, Mr. Poulton, Dr. Sabbagh and Mr. Zavrl were appointed to the Board, and (iii) each of Ms. Hollingsworth and Ms. Davidson remained on the Board. All cash consideration paid by the Company to non-employee directors during the year ended December 31, 2023, was prorated based on time served. From June 2023 to August 2023, Diffusion’s non-employee directors voluntarily waived all cash compensation in order to preserve cash resources in advance of the Merger closing. EIP directors did not receive cash compensation during 2023 prior to completion of the Merger.

2)

The amounts shown in this column reflect the grant date fair value of option awards granted in September 2023 to the identified directors, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. See the assumptions used in the Black-Scholes Model in Note 12 to the audited financial statements included in our Annual Report. As of December 31, 2023, the aggregate number of shares subject to options awarded to each of our non-employee directors during the year was, in each case, 6,450, of which 716 were vested as of December 31, 2023.

3)	Ms. Davidson was appointed to the Board effective July 26, 2023, and resigned from the Board effective November 1, 2023.
4)

Effective upon Ms. Davidson’s resignation from the Board, all unvested shares underlying the award were cancelled in accordance with the terms of the award agreement for the grant. On November 8, 2023, Ms. Davidson net exercised the vested shares underlying the award and was issued 166 shares of common stock. The remaining 193 vested shares were cancelled in consideration of the aggregate exercise price for such exercise.

5)

Includes (i) $227,640 of pro-rated base salary and (ii) a pro-rated annual bonus payment of $100,216, in each case, paid in cash for service as EIP’s Executive Board Chair from January 1, 2023, to August 16, 2023, the closing date of the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of our outstanding common stock as of the Record Date for (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock, if any, (ii) each of our current directors and nominees for director; (iii) each of our current executive officers (as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); and (iv) all of our current directors, nominees for director, and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options or warrants that are exercisable or convertible within 60 days of the Record Date are deemed outstanding for the purpose of computing the beneficial ownership percentage of the holder thereof, but are not deemed outstanding for the purpose of computing the beneficial ownership percentage of any other person. Ownership is based upon information provided by each respective director and officer and public documents filed with the SEC, including Forms 3 and 4, Schedules 13D and 13G and certain other documents, which information may not be accurate as of the Record Date.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse, if any. Unless otherwise indicated below, the address of each person listed on the table is 20 Park Plaza, Suite 424, Boston, Massachusetts 02116, c/o CervoMed Inc.

Name and Address of Beneficial Owner	Number of Shares (1)	Percentage of Total Voting Power (2)
Current Directors and Director Nominees
John Alam, M.D., President, Chief Executive Officer & Director (3)	1,476,995	17.9%
Joshua S. Boger, Ph.D., Chair of the Board (4)	1,058,379	12.8%
Robert J. Cobuzzi, Ph.D., Chief Operating Officer & Director (5)	31,757	0.4%
Sylvie Grégoire, PharmD., Director (6)	1,476,995	17.9%
Jane H. Hollingsworth, J.D., Director (7)	4,633	0.1%
Jeff Poulton, Director (8)	32,219	0.4%
Marwan Sabbagh, M.D., Director (9)	4,745	0.1%
Frank Zavrl, Director (10)	368,784	4.5%

Executive Officers (other than Drs. Alam & Cobuzzi)
Kelly Blackburn, M.H.A., Sr. Vice President, Clinical Development (11)	45,041	0.5%
William Elder, General Counsel & Corporate Secretary (12)	12,285	0.1%
J. William Tanner, Ph.D., Chief Financial Officer (13)	12,445	0.2%

All Directors, Director Nominees, and Executive Officers as a Group (11 persons) (14)	3,047,280	36.3%

Other 5% Stockholders:
RA Capital Management, L.P. (15)	825,373	9.99%
Funds affiliated with Special Situations (16)	810,330	9.36%
Armistice Capital Master Fund L.P. (17)	734,363	8.90%
Soleus Capital Master Fund L.P. (18)	253,228	3.02%

* Indicates less than 0.1%

1)

Includes shares of common stock held as of April 29, 2024, the Record Date, plus shares of common stock that may be acquired upon exercise of options, warrants and other rights exercisable within 60 days of the Record Date.

2)

Based on an estimated 8,253,741 shares of common stock issued and outstanding as of the Record Date. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming (i) the exercise or conversion of all options, warrants and convertible securities exercisable or convertible within 60 days of the Record Date held by such person and (ii) the non-exercise and non-conversion of all outstanding warrants, options and convertible securities held by all other persons (including our other directors and executive officers).

3)

Consists of (a) 1,461,578 shares of common stock held jointly by Dr. Alam and Dr. Grégoire, his spouse, (b) 13,804 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Dr. Alam and (c) 1,612 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Dr. Grégoire. Dr. Alam disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

4)

Consists of (a) 216,817 shares of common stock held directly by Dr. Boger, (b) 644,703 shares of common stock held by The Joshua S. Boger 2021 Trust DTD 12/09/2021 (“JSB 2021 Trust”), (c) 195,748 shares of common stock held by The Amy S. Boger 2021 Trust (“ASB 2021 Trust”), and (d) 1,111 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Dr. Boger is the sole trustee of the JSB 2021 Trust and the ASB 2021 Trust and may be deemed to be the beneficial owner of such securities. Dr. Boger disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

5)	Consists of (a) 1,078 shares of common stock held directly by Dr. Cobuzzi and (b) 30,679 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
6)

Consists of (a) 1,461,578 shares of common stock held jointly by Dr. Grégoire and Dr. Alam, her spouse, (b) 1,612 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Dr. Grégoire, and (c) 13,804 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Dr. Alam. Dr. Grégoire disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein.

7)

Consists of (a) 462 shares of common stock held directly by Ms. Hollingsworth, (b) 437 shares of common stock held jointly by Ms. Hollingsworth with her spouse, and (c) 3,734 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Ms. Hollingsworth disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein.

8)	Consists of (a) 16,444 shares of common stock held directly by Mr. Poulton and (b) 15,775 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
9)	Consists of 4,745 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
10)

Consists of (a) 28,345 shares of common stock held by Mr. Zavrl through an individual retirement account, (b) 153,130 shares of common stock held by The FEZ Delaware Dynasty Trust (“FEZ Trust”), (c) 171,534 shares of common stock held by the Paula Zavrl Delaware Dynasty Trust (“PZ Trust”), and (d) 15,775 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Mr. Zavrl is the trust investment manager of the FEZ Trust and the PZ Trust and may be deemed to be the beneficial owner of such securities. Mr. Zavrl disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

11)	Consists of (a) 13,674 shares of common stock held directly by Ms. Blackburn and (b) 31,367 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
12)	Consists of (a) 267 shares of common stock held directly by Mr. Elder and (b) 12,018 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
13)	Consists of 12,445 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
14)	Includes 143,063 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
15)

Shares beneficially owned are based solely on the Schedule 13G with the SEC by RA Capital Management, L.P. (“RA Capital”) on April 11, 2024. RA Capital directly holds (i) 817,120 shares of common stock; (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for up to 449,023 shares of common stock; and (iii) warrants (the “Series A Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) exercisable for up to 1,266,143 shares of common stock. Each of the Pre-Funded Warrants and the Series A Warrants contains a provision (the “Beneficial Ownership Blockers”) which precludes exercise of the Warrants to the extent that, following exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99% (at the holder’s election) of the common stock outstanding. The securities reported as beneficially owned by RA Capital consists of (i) 817,120 shares of common stock and (ii) an aggregate of 8,253 shares of common stock that may be acquired upon the exercise of Warrants, as limited by the Beneficial Ownership Blockers. RA Capital is currently prohibited from exercising the Warrants to the extent that such exercise would result in its beneficial ownership of more than 825,373 shares of common stock. The address of RA Capital is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

16)

Shares beneficially owned by funds affiliated with Special Situations (“Special Situations”) are based solely on the Closing 8-K. Special Situations directly holds (i) 405,165 shares of common stock and (ii) Series A Warrants exercisable for up to 405,165 shares of common stock. The address of Special Situations is 527 Madison Avenue, Suite 2600, New York, NY 10022.

17)

Shares beneficially owned by Armistice Capital Master Fund L.P. (“Armistice”) are based solely on the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2024 (the “Closing 8-K”). Armistice directly holds (i) 734,363 shares of common stock and (ii) Series A Warrants exercisable for up to 734,363 shares of common stock. The securities reported as beneficially owned by Armistice consists of 734,363 shares of common stock. Armistice is currently prohibited from exercising the Warrants to the extent that such exercise would result in its beneficial ownership of more than 411,861 shares of common stock. The address of Armistice is 510 Madison Avenue, 7th Floor, New York, NY 10022.

18)

Shares beneficially owned by Soleus Capital Master Fund L.P. (“Soleus”) are based solely on the Closing 8-K. Soleus directly holds (i) 126,614 shares of common stock and (ii) Series A Warrants exercisable for up to 126,614 shares of common stock. The address of Soleus is 105 Field Point Road, 2nd Floor, Greenwich, Connecticut 06830.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater than 10 percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2023, and based on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock were filed on a timely basis during the year ended December 31, 2023, except for the following, each of which were not timely filed: a Form 4 filed on February 3, 2023, by Dr. Cobuzzi with respect to the January 31, 2023, vesting of shares of common stock underlying a previously granted RSU award; a Form 4 filed on March 3, 2023, by Ms. Hollingsworth with respect to the February 28, 2023, vesting of shares of common stock underlying a previously granted RSU award; a Form 3 filed on August 11, 2023, by Ms. Jill Davidson, a former member of the Diffusion board of directors, in connection with her appointment to the Diffusion board of directors on July 26, 2023; a Form 4 filed on September 6, 2023, by Ms. Hollingsworth with respect to the August 31, 2023, vesting of shares of common stock underlying a previously granted RSU award.

PAY VERSUS PERFORMANCE

The following tables and related disclosures provide information about (i) “compensation actually paid” to certain executive officers of the Company during the last two fiscal years ended December 31, 2023, and 2022, (ii) certain financial performance measures, and (iii) the relationship of the compensation actually paid to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluated compensation decisions in light of Company or individual performance. For discussion of how the Company’s executive compensation program is designed to support the Company’s business strategy, align the interests of our executives with our stockholders, and embody our Company’s overall compensation philosophy, please refer to the “Executive Compensation” section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO (John Alam, M.D.) (1)(2)	Compensation Actually Paid to PEO (John Alam, M.D.) (1)(2)	Summary Compensation Table Total for PEO (Robert J. Cobuzzi, Jr., Ph.D.) (1)(2)	Compensation Actually Paid to PEO (Robert J. Cobuzzi, Jr., Ph.D.) (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)(2)	Average Compensation Actually Paid to Non- PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (3)	Net Income (Loss) (in millions) (4)
2022	$593,873	$593,873	$830,740	$707,931	$400,727	$318,799	$33.16	$(5.80)
2023	$815,155	$888,242	$703,124	$478,296	$467,047	$498,884	$33.36	$(2.17)

(1)

On August 16, 2023, in connection with the completion of the Merger, the Company’s executive officers were reconstituted. At the Effective Time of the Merger, (i) Dr. Alam, the President & Chief Executive Officer of EIP, was appointed as the Company’s President & Chief Executive Officer, (ii) Dr. Cobuzzi, the President & Chief Executive Officer of Diffusion, was appointed as the Company’s Chief Operating Officer, (iii) Ms. Blackburn, the Senior Vice President of Clinical Development of EIP, was appointed as the Company’s Senior Vice President of Clinical Development, and (iv) Mr. Elder, the General Counsel & Corporate Secretary of Diffusion, continued as the Company’s General Counsel & Corporate Secretary. Accordingly, the amounts set forth in the table include compensation paid to (i) Dr. Alam, the registrant’s principal executive officer from August 16, 2023, to present, (ii) Dr. Cobuzzi, the registrant’s principal executive officer from September 8, 2020, to August 16, 2023, and (iii) with respect to non-principal executive officer NEOs, Ms. Blackburn and Mr. Elder. We somtimes refer to the principal executive officer as the "PEO."

(2)

The table below shows the adjustments made to the compensation totals presented in the Summary Compensation Table for the NEOs in order to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K. Equity values are calculated in accordance with Financial Accounting Standards Board ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant, except as follows:

a.

the expected remaining term of vested shares as of each applicable vesting date was estimated using the simplified method based upon the award’s original contractual term and the vesting term of such shares;

b.	the risk-free interest rate for the expected term was estimated based upon the five-year interest rate as reported by the U.S. Federal Reserve Bank of St. Louis on the applicable measurement date;
c.

the expected volatility of the price of the shares underlying the option awards for the award’s expected term was estimated based on upon the historical daily average volatility of the Company’s current comparable public company peer group during the 5.75 years preceding the applicable measurement date; and

d.

with respect to grants to Ms. Blackburn prior to completion of the Merger (the “Pre-Merger EIP Grants”), due to the fact that the Pre-Merger EIP Grants were issued by EIP prior to completion of the Merger and no trading market existed for EIP’s common stock during the applicable reporting periods, the equity values of the Pre-Merger EIP Grants have been estimated based on the valuation assumptions applicable to Diffusion common stock on the last day of the month in which the applicable vesting dates and fiscal year-ends occurred and may not be reflective of the actual value of EIP common stock on such dates.

	2022			2023
	PEO (Dr. Alam)	PEO (Dr. Cobuzzi)	Average Non-PEO NEOs	PEO (Dr. Alam)	PEO (Dr. Cobuzzi)	Average Non-PEO NEOs
Summary Compensation Table Total	$593,873	$830,740	$400,727	$815,155	$703,124	$467,047
Less, value of Stock Awards reported in Summary Compensation Table	$0	$166,640	$33,322	$134,900	$316,524	$60,800
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$0	$30,607	$6,120	$185,265	$83,503	$83,503
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$0	$(6,199)	$(33,258)	$0	$296	$154
Plus, fair value as of vesting date of equity awards granted and vested in the year	$0	$24,721	$4,941	$22,721	$10,239	$10,239
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	$0	$(5,299)	$(26,410)	$0	$(2,342)	$(1,258)
Less, prior year-end fair value for any equity awards forfeited in the year	$0	$0	$0	$0	$0	$0
Compensation Actually Paid ($)	$593,873	$707,931	$318,799	$888,242	$478,296	$498,884

(3)

The cumulative TSR amount reported for the year ended December 31, 2022, represents the difference between the Nasdaq-reported price per share of the common stock of Diffusion Pharmaceuticals Inc. at the beginning of the measurement period (i.e., December 31, 2021) and the end of the measurement period (December 30, 2022), as adjusted for the Company’s 1-for-50 reverse stock split in April 2022. During the year ended December 31, 2022, Dr. Alam and Ms. Blackburn were executive officers of EIP, which during such time was a private company with no public trading market for its common stock. Accordingly, the amounts reported may not be reflective of the TSR to EIP security holders during the applicable period.

The cumulative TSR amount reported for the year ended December 31, 2023, represents the difference between (x) the Nasdaq-reported price per share of the common stock of Diffusion Pharmaceuticals Inc. at the beginning of the measurement period (i.e., December 31, 2021) and (y) the Nasdaq-reported price per share of the common stock of CervoMed Inc. at the end of the measurement period (i.e. December 29, 2023), as adjusted for Diffusion’s 1-for-50 reverse stock split in April 2022, Diffusion’s 2-for-3 reverse stock split in August 2023 and the Merger. From January 1, 2023, to August 16, 2023, Dr. Alam and Ms. Blackburn were executive officers of EIP, which during such time was a private company with no public trading market for its common stock. Accordingly, the amounts reported may not be reflective of the TSR to EIP security holders during the applicable period.

(4)

For accounting purposes, the Merger is treated as a reverse recapitalization under U.S. generally accepted accounting principles and EIP is considered the accounting acquirer. Accordingly, EIP’s historical results of operations are deemed the Company’s historical results of operations for all periods prior to the Merger and, for all periods following the Merger, the results of operations of the combined company will be included in the Company’s financial statements. Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by EIP. The dollar amounts reported are the net income of CervoMed Inc. as reflected in the Annual Report and may not be reflective of the net income of EIP or Diffusion during the applicable periods.

Relationship of Compensation Actually Paid and Performance Measures

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to our equity compensation plans in effect as of December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	184,214	$80.02	12,580	(2)
Equity compensation plans not approved by security holders (3)	165,160	$19.65	0
Total	349,374	$51.48	12,580	(2)

(1)	Includes securities issued and issuable pursuant to the 2015 Equity Plan.

(2)

The 2015 Equity Plan provides for increases to the number of shares reserved for issuance thereunder each January 1 equal to 4.0% of the total shares of the Company’s common stock outstanding as of the immediately preceding December 31, unless a lesser amount is stipulated by the Compensation Committee. As of December 31, 2023, there were 12,580 shares available for future issuance under the 2015 Equity Plan. On January 1, 2024, the number of shares available for future issuance under the 2015 Equity Plan increased by 226,981.

(3)	Includes securities issued pursuant to the 2018 Equity Plan. Additional information regarding the 2018 Equity Plan is included immediately below.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plans

2018 Employee, Director and Consultant Equity Incentive Plan

On March 28, 2018, EIP adopted the 2018 Equity Plan, which was assumed by the Company upon completion of the Merger pursuant to and in accordance with the terms of the Merger Agreement. Under the 2018 Equity Plan, the Company may issue incentive stock options, non-qualified stock options, stock grants, and other stock-based awards to employees, directors, and consultants, as specified in the 2018 Plan and subject to applicable SEC and Nasdaq rules and regulations. The Board has the authority to determine to whom options or stock will be granted, the number of shares, the term, and the exercise price. Options granted under the 2018 Plan have a term of up to ten years and, with respect to grants made prior to the completion of the Merger, generally vest over a four-year period with 25% of the options vesting after one-year of service and the remainder vesting monthly thereafter; awards granted under the 2018 Plan following the completion of the Merger vest in equal monthly installments over 36 months from the grant date. As of December 31, 2023, there were no shares available for issuance under the 2018 Equity Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Audit Committee is charged with the responsibility of reviewing and approving or ratifying all related person transactions in accordance with the Listing Rules of the Nasdaq Capital Market and other applicable law, rules and regulations and any related policies and procedures adopted by or on behalf of the Company and then in effect.

Since January 1, 2023, there have been no transactions to which we have been a party in which (i) the amount involved in the transaction exceeds $120,000 and (ii) any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest, except as set forth below:

Executive and Director Compensation

The employment agreements and other compensation arrangements between the Company, on the one hand, and each of our executive officers and directors, on the other hand, are described above under the headings, “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our certificate of incorporation, as amended, states that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. In addition, we have entered into customary indemnification agreements with each of our executive officers and directors who serve as officers and directors of the Company.

Pre-Funded Warrant Amendment and Exercise

In connection with the closing of the Merger, the Company issued a pre-funded warrant to the Boger Trust to purchase an aggregate of 495,995 shares of common stock for a purchase price of $0.001 per share. Joshua S. Boger, Ph.D., the Chair of the Board, is the sole trustee of the Boger Trust. On February 26, 2024, the Company and the Boger Trust entered into an amendment to the pre-funded warrant pursuant to which the parties eliminated a limitation restricting any exercise that would otherwise result in the holder’s beneficial ownership exceeding 9.99% of the Company’s outstanding common stock. Also on February 26, 2024, following the effectiveness of the foregoing amendment, the Boger Trust exercised the pre-funded warrant in full pursuant to the cashless exercise provision in Section 2(c) thereof, including the withholding of shares in lieu of a cash payment of the exercise price, and received 495,959 shares of common stock.

2023 EIP Share Issuance

On July 10, 2023, EIP sold and issued (x) 472,303 shares of EIP Common Stock to Dr. Boger for a total purchase price of $694,286; and (y) 78,717 shares of EIP Common Stock to Frank Zavrl, a member of our Board, for a total purchase price of $115,714. At the Effective Time, each outstanding share of EIP capital stock – including such shares purchased by Dr. Boger and Mr. Zavrl – was converted into the right to receive 0.1151 shares of Company common stock.

Lock-Up Agreements and Waiver

In connection with the closing of the Merger, the Company entered into lock-up agreements with certain individuals, including each executive officer and director of EIP and Diffusion, pursuant to which each such individual accepted certain restrictions on transfers of the shares of the Company for a period of time following the Effective Time. On November 9, 2023, the Company entered into waivers to the lock-up agreements by and between the Company, on the one hand, and each of Dr. Alam, our President and Chief Executive Officer and member of our Board, and Dr. Grégoire, a member of our Board, on the other hand, pursuant to which the Company agreed to waive certain restrictions in the lock-up agreements to permit the gifting of an aggregate of 22,500 shares of common stock to certain friends and families, provided that each such transferee entered into a lock-up agreement with substantially similar restrictions for the remainder of the lock-up period applicable to Dr. Alam and Dr. Grégoire.

In connection with the 2024 Private Placement, the Company entered into lock-up agreements with each of the Company’s executive officers and directors pursuant to which each such individual accepted certain restrictions on transfers of the shares of the Company for a period of time following the closing of the 2024 Private Placement.

Convertible Note Amendments

In December 2020, EIP issued the 2020 Notes to predominantly related party investors for aggregate proceeds of $5,078,500. In December 2021, the Company issued the 2021 Notes to predominantly related party investors for aggregate proceeds of $6,000,000. Among the Company’s current directors and executive officers: Dr. Alam purchased $500,000 of the 2020 Notes; Dr. Grégoire purchased $500,000 of the 2020 Notes; Dr. Boger and his affiliates purchased an aggregate of $500,000 of the 2020 Notes and $5,000,000 of the 2021 Notes; Mr. Zavrl and his affiliates purchased an aggregate of $350,000 of the 2020 Notes and $1,000,000 of the 2021 Notes; Ms. Blackburn, our Senior Vice President, Clinical Development, purchased an aggregate of $150,000 of the 2020 Notes; and Mr. Poulton, a member of our Board, purchased $100,000 of the 2020 Notes.

In June 2023, EIP and the holders of the EIP Convertible Notes amended the terms and conditions of the EIP Convertible Notes to, among other things, establish a fixed conversion price of $1.47 per share of EIP Common Stock with respect to the Merger. In addition, the 2021 Notes were amended to provide that, to the extent the conversion of such notes in the Merger were to result in the holder beneficially owning more than 9.99% of the outstanding voting stock of the Company, such holder would be granted pre-funded warrants in lieu of common stock for the conversion of any principal and accrued but unpaid interest in excess of 9.99%.

In connection with the closing of the Merger, all outstanding EIP Convertible Notes converted into shares of EIP Common Stock at the fixed conversion price of $1.47 per share of EIP Common Stock, which shares of EIP Common Stock were subsequently converted into the right to receive 0.1151 shares of our common stock (or pre-funded warrants in lieu thereof) upon closing of the Merger.

OTHER MATTERS

Stockholder Proposals for 2025 Annual Meeting and Director Nominations

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2025 must submit the proposal so that the Corporate Secretary of the Company receives it no later than 120 days prior to the one-year anniversary of the date of this Proxy Statement, or December 30, 2024. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under our Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. Subject to certain exceptions described in our Bylaws, a stockholder wishing to make a nomination for election to the Board or to have a proposal presented at an annual meeting of stockholders must submit written notice of such nomination or proposal so that the Corporate Secretary of the Company receives it no later than the date which is 90 days prior to the one year anniversary of this Proxy Statement, or January 29, 2024, and no earlier than the date which is 120 days prior to the one year anniversary of this Proxy Statement, or December 30, 2024. Our Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

Annual Report

We have sent or made available electronically to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the year ended December 31, 2023. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent via e-mail to info@cervomed.com or via mail to Computershare, P.O. Box 43001, Providence, Rhode Island 02940-3001, Attn: CervoMed Inc. – Legal Proxy.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will deliver promptly a separate copy of either document to any stockholder upon request via e-mail to info@cervomed.com or via mail to Computershare, P.O. Box 43001, Providence, Rhode Island 02940-3001, Attn: CervoMed Inc. – Legal Proxy. Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the provided address and phone number.

Cost and Method of Solicitation

In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies from our stockholders by personal interview, telephone, telegram, e-mail or other electronic means. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please exercise your right to vote as soon as possible by completing, signing, dating, and returning your proxy card or by using Internet or telephone voting as described on the proxy card or Notice Regarding the Availability of Proxy Materials. You may still join the Annual Meeting and vote online, even if you have already voted by proxy.

By Order of the Board of Directors /s/ John Alam, M.D. John Alam, M.D. President and Chief Executive Officer

April 29, 2024
Boston, Massachusetts

CERVOMED VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/CRVO** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2024 Annual Meeting of Stockholders Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John Alam, M.D.	☐	☐	02 - Joshua S. Boger, Ph.D.	☐	☐	03 - Robert J. Cobuzzi, Jr. Ph.D.	☐	☐
04 - Sylvie Grégoire, PharmD.	☐	☐	05 - Jane H. Hollingsworth, J.D.	☐	☐	06 - Jeff Poulton	☐	☐
07 - Marwan Sabbagh, M.D.	☐	☐	08 - Frank Zavrl	☐	☐			

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2024 Annual Meeting of Stockholders of CervoMed Inc. will be held on
June 14, 2024 at 1:00 p.m. Eastern Time virtually via the internet at meetnow.global/MMRFNP6.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the 2024 Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/CRVO

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CervoMed Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2024

John Alam, M.D., Robert J. Cobuzzi, Jr., Ph.D. and William Elder, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the signatory hereof, with all the powers which such signatory would possess if personally present, at the Annual Meeting of Stockholders of CervoMed Inc. to be held on June 14, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed herein by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the Board of Directors' nominees in Proposal 1, FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.